UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-192647

NUKKLEUS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	38-3912845
(State of incorporation)	(IRS Employer ID Number)

3324 West University Avenue, Suite 120, Gainesville, Fla 32607
(Address of principal executive offices)

800 604-1724
Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported): August 24th, 2015

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02   Termination of a Material Definitive Agreement

As noted in the 8K of May 26th, 2015, the Company had entered into a Merger Agreement with Nukkleus Inc., a Nevada Corporation on May 23rd, 2015. However the business plans could not be effectuated as envisioned. As such, on July 26th, 2015 said Merger Agreement was Rescinded.

ITEM 9.01    EXHIBITS

  (d) Exhibits.

Exhibit No.	Description

10.1	Rescission of July 26th, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nukkleus Inc.

Date: September 11, 2015	By:	/s/ Peter Maddocks
Peter Maddocks, Director, CEO